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Exhibit 99(a)(1)(C)

Notice of Guaranteed Delivery
for Tender of Shares of Common Stock
of
MDI Entertainment, Inc.
to
Blue Suede Acquisition Corp.,
a wholly owned subsidiary of
Scientific Games International, Inc.
(Not To Be Used For Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, DECEMBER 27, 2002, UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach LaSalle Bank National Association (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand, transmitted by facsimile transmission or mailed (to the Depositary). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:
LaSalle Bank National Association

BY MAIL, HAND OR OVERNIGHT COURIER:
LaSalle Bank National Association
135 South LaSalle Street
Room 1811
Chicago, Illinois 60603
Attn: Corporate Trust Operations

BY FACSIMILE TRANSMISSION:
(for eligible institutions only)
(312) 904-2236

CONFIRM FACSIMILE BY TELEPHONE:
(312) 904-2584

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

        THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

        THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned hereby tenders to Blue Suede Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Scientific Games International, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 26, 2002 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares (the "Shares") of common stock, par value $0.001 per share, of MDI Entertainment, Inc., a Delaware corporation (the "Company"), set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Name(s) of Record Holder(s):

Number of Shares Tendered:

Certificate No.(s) (if available):
(please print)
Address(es):

(Zip Code)
☐ Check if securities will be tendered by book-entry transfer
Name of Tendering Institution:

Area Code and Telephone No.(s):

Signature(s):

Account No.:

Date:	, 2002

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program, or an eligible guarantor institution (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three trading days after the date hereof.

Name of Firm:

Address:

Zip Code
Area Code and Tel. No.

(Authorized Signature)
Name:
(Please type or print)
Title:

Date:	, 2002
NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  Exhibit 99(a)(1)(C)